                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         Alliant Techsystems Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

         [LOGO]

Paul David Miller                              Alliant Techsystems Inc.
Chairman and                                   600 Second Street N.E.
Chief Executive Officer                        Hopkins, MN 55343-8384

June 30, 1999

Dear Shareholder--

    It is my pleasure to invite you to attend the ninth Annual Meeting of Stockholders of Alliant Techsystems Inc., which will be my first meeting as your Company's Chairman and CEO. The meeting will be held at 2:00 p.m. on Tuesday, August 3, 1999, at our headquarters, 600 Second Street N.E., Hopkins (suburban Minneapolis), Minnesota.

    The proposals to be considered at the meeting are described in the Notice of Annual Meeting and Proxy Statement that accompany this letter. We will also present a report on our business operations, and you will have an opportunity to ask questions.

    YOUR VOTE ON THE PROPOSALS IS IMPORTANT. YOU MAY VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED. YOU MAY ALSO VOTE BY TELEPHONE IF YOU ARE A STOCKHOLDER OF RECORD. WHICHEVER VOTING METHOD YOU CHOOSE, YOU ARE ENCOURAGED TO VOTE PROMPTLY. YOU MAY OF COURSE ATTEND THE MEETING AND VOTE IN PERSON.

    Your Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR approval of the ratification of the selection of independent accountants, and AGAINST the stockholder proposal described in the Proxy Statement. Your Board of Directors appreciates your support.

    IF YOU PLAN TO ATTEND THE MEETING, PLEASE LET US KNOW. IF YOU VOTE BY RETURNING YOUR PROXY CARD, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE, PLEASE INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.

    I look forward to seeing you at the Annual Meeting.

                                          /s/ Paul David Miller

                                          Paul David Miller

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Notice of Annual Meeting...................................................................................           i

General Information........................................................................................           1

Election of Directors (Proposal No. 1).....................................................................           8

Executive Compensation.....................................................................................          16

Ratification of Selection of Independent Accountants (Proposal No. 2)......................................          33

Stockholder Proposal (Proposal No. 3)......................................................................          33

Additional Information.....................................................................................          35

Appendix A.................................................................................................         A-1

--------------------------------------------------------------------------------

                              IMPORTANT REMINDERS

- YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.

- If you receive more than one proxy card, and all of the proxy cards are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. HOWEVER, IF ANY OF THE PROXY CARDS YOU RECEIVE ARE ACCOMPANIED BY RETURN ENVELOPES ADDRESSED TO DIFFERENT RETURN ADDRESSES, BE SURE TO RETURN EACH PROXY CARD IN THE ENVELOPE THAT ACCOMPANIED IT.
--------------------------------------------------------------------------------

                                     [LOGO]

                            ALLIANT TECHSYSTEMS INC.
                             600 SECOND STREET N.E.
                             HOPKINS, MN 55343-8384

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
------------------------------------------------------------

               DATE AND TIME:  Tuesday, August 3, 1999, at 2:00 p.m. central time

                       PLACE:  Alliant Techsystems Inc. headquarters
                               600 Second Street N.E.
                               Hopkins (suburban Minneapolis), Minnesota

    PROPOSALS TO BE VOTED ON:  1.  Election of eleven directors.
                               2.  Ratification of the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending March
                                   31, 2000.
                               3.  A stockholder proposal described in the Proxy Statement, if the proposal is presented at the meeting.
                               4.  Any other business properly brought before the meeting.

                 RECORD DATE:  June 7, 1999

        LIST OF STOCKHOLDERS:  During ordinary business hours on the ten days prior to the meeting, a list of stockholders entitled to vote at the
                               meeting will be available in the Secretary's office at the
                               Company's headquarters for inspection by stockholders for
                               any purpose related to the meeting.

    ADMISSION TO THE MEETING:  You will be admitted to the meeting only if you have a ticket. See the Important Reminders on the previous page for instructions on obtaining a ticket.

                                          By Order of the Board of Directors,

                                          /s/ Charles H. Gauck

                                          Charles H. Gauck, SECRETARY

June 30, 1999

                            ALLIANT TECHSYSTEMS INC.
                             600 SECOND STREET N.E.
                             HOPKINS, MN 55343-8384

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 3, 1999
------------------------------------------------------------

                              GENERAL INFORMATION

                       QUESTIONS AND ANSWERS ABOUT VOTING

Q:         WHO IS SOLICITING MY VOTE?

A:         Your Board of Directors is soliciting your proxy to vote your shares at the Annual
           Meeting. This Proxy Statement was prepared by our management for the Board of Directors.

Q:         WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:         Stockholders can vote their shares of our Common Stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 7, 1999, which was the record date.

Q:         WHAT AM I VOTING ON?

A:         1.  Reelection of all eleven directors currently serving on the Board of Directors.

           2.  Ratification of the selection of Deloitte & Touche LLP as our independent accountants for the current fiscal year.

           3.  A stockholder proposal that is described later in this Proxy Statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.

Q:         HOW DO I VOTE?

A:         You may vote by mail or by telephone, as explained below:

           VOTING BY MAIL:  You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

           VOTING BY TELEPHONE:  If you are a stockholder of record, which means that you hold a stock certificate for your shares, you may vote by telephone by using the toll-free number listed on your proxy card.

Q:         HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER OR SOMEONE ELSE IN STREET NAME?

A:         -If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.

           -You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.

Q:         WHAT SHALL I DO IF I RECEIVE MORE THAN ONE PROXY CARD?

A:         If you receive more than one proxy card, it may be that:

           -you hold shares in more than one account--such as individually of record, in one of our
            401(k) plans, or in street name through a broker, or

           -you have shares that are registered in different variations of your name.

           You should vote all of the shares for which you receive a proxy card. See the Important
           Reminders on the Table of Contents page for instructions on returning proxy cards received with return envelopes addressed to different return addresses.

Q:         HOW WILL MY SHARES BE VOTED IF I DON'T MARK MY PROXY CARD?

A:         You are encouraged to mark your proxy card indicating how you wish to vote your shares.
           If you do, your shares will be voted as you instruct, assuming that you properly sign your proxy card and that it is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:

           -FOR all of the Board's nominees for election as directors (Proposal No. 1).

           -FOR ratification of the selection of Deloitte & Touche LLP as independent accountants
            (Proposal No. 2).

           -AGAINST the stockholder proposal (Proposal No. 3).

Q:         WHAT IF OTHER BUSINESS IS BROUGHT UP AT THE ANNUAL MEETING?

A:         -Your Board of Directors does not intend to present any other matters for a vote at the
            Annual Meeting. The only stockholder proposal that can be presented at the Annual
            Meeting is the one included in this Proxy Statement as Proposal No. 3. No other stockholder has given the timely notice required by our By-Laws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our By-Laws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxies on the proxy card will vote on the matter using their best judgment.

           -Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this Proxy
            Statement under the heading "FUTURE STOCKHOLDER PROPOSALS."

Q:         WHAT IF MY SHARES ARE HELD IN A COMPANY 401(K) PLAN?

A:         -If you are a participant in one of our 401(k) plans, your proxy card will have a blue stripe on it, and you will receive a separate voting instruction letter from the plan trustee. Whether you vote by mail or by telephone, you will be instructing the trustee how you wish to vote your shares. The trustee will vote your shares as you instruct.

           -If you do not sign and return your proxy card by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.

           -You cannot vote your 401(k) plan shares at the Annual Meeting.

Q:         HOW CAN I CHANGE MY VOTE?

A:         You can change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

           -signing and delivering to our Corporate Secretary a written request to revoke your proxy vote,

           -signing and mailing a new, properly completed proxy card with a later date than your original proxy card,

           -calling the toll-free number listed on your proxy card, or

           -attending the Annual Meeting and voting in person.

           If your shares are held in street name, you must instruct the party that holds your shares of record for your account of your desire to change your vote. If your shares are held in one of our 401(k) plans, you must instruct the plan trustee of your desire to change your vote.

Q:         WHAT IF I WANT TO ATTEND THE ANNUAL MEETING?

A:         If you want to attend the Annual Meeting, you must have a ticket. See the Important
           Reminders on the Table of Contents page for instructions on obtaining a ticket.

Q:         WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?

A:         On the record date, there were 10,231,176 shares of our Common Stock outstanding. This does not include 3,632,437 shares that were held in our treasury and cannot be voted.
           Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone.

Q:         HOW WILL ABSTENTIONS AND OTHER NON-VOTES AFFECT THE QUORUM AND VOTING?

A:         -If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

           -If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

           -If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

           -If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Shares affected by broker non-votes will be considered present at the Annual
            Meeting for purposes of determining a quorum because the shares will have been voted on at least one other proposal. Shares affected by broker non-votes will not, however, be considered in determining the vote required to approve the specific proposal on which the shares were not voted, and will not be deemed to have voted against the proposal.

Q:         WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:         If a quorum is present at the Annual Meeting:

           -The eleven nominees for election as directors who receive the largest number of votes properly cast FOR, will be elected directors.

           -Each other proposal properly presented at the Annual Meeting will be approved if a majority of the shares present at the Annual Meeting are properly voted FOR the proposal.

Q:         WHO WILL TABULATE THE VOTES AT THE ANNUAL MEETING?

A:         ChaseMellon Shareholder Services, L.L.C., our transfer agent, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

Q:         HOW WILL THE SOLICITATION OF PROXIES BE HANDLED?

A:         -Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

           -We have also retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies at a fee of $6,500 plus out-of-pocket expenses.

           -We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

           -We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.

                                    OTHER QUESTIONS AND ANSWERS

Q:         WHEN WAS THIS PROXY STATEMENT MAILED?

A:         This Proxy Statement was first mailed to stockholders on about June 30, 1999.

Q:         WHAT IF I DID NOT RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT?

A:         A copy of our Annual Report to stockholders for our fiscal year ended March 31, 1999, which we call fiscal year 1999, has been mailed to all stockholders entitled to vote at the Annual Meeting. If you did not receive a copy, please write to us at our executive offices, or call us at (612) 931-6084.

Q:         WHERE ARE THE COMPANY'S EXECUTIVE OFFICES LOCATED?

A:         Our executive offices are located at 600 Second Street N.E., Hopkins, MN 55343-8384, which is also the location of the Annual Meeting.

Q:         WHO ARE THE COMPANY'S PRINCIPAL STOCKHOLDERS?

A:         We believe that the stockholders listed in the following table are the only stockholders that beneficially owned more than five percent of our Common Stock on the record date.

                                                                   AMOUNT AND
                                                                    NATURE OF
                      NAME AND ADDRESS                             BENEFICIAL        PERCENT OF
                     OF BENEFICIAL OWNER                            OWNERSHIP           CLASS
-------------------------------------------------------------  -------------------  -------------
Neuberger Berman, LLC and affiliates.........................       1,211,900(1)           11.8%
  Neuberger Berman Genesis Portfolio
605 Third Avenue
New York, NY 10158-3698

FMR Corp. and affiliates.....................................         917,400(2)            9.0%
  Edward C. Johnson 3d
  Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Ohio PERS....................................................         726,700(3)            7.1%
277 East Town Street
Columbus, OH 43215

Ryback Management Corporation................................         571,800(4)            5.6%
  Lindner Growth Fund
7711 Carondelet Avenue
Box 16900
St. Louis, MO 63105

------------

(1) Beneficial ownership of these shares was reported in a Schedule 13G, dated February 5, 1999. The Schedule 13G reported that (a) Neuberger Berman, LLC has sole voting power as to 467,700 shares, shared voting power as to 739,100 shares, and shared dispositive power as to all 1,211,900 shares; (b) Neuberger Berman Genesis Portfolio, to which Neuberger Berman, LLC serves as sub-adviser, has shared voting power and shared dispositive power as to 739,100 shares; and (c) Neuberger Berman, LLC has no economic interest in the shares, which are owned by its clients, who have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of the shares.

(2) Beneficial ownership of these shares was reported in a Schedule 13G, dated February 1, 1999. The Schedule 13G reported that (a) FMR Corp. has sole voting power as to 146,500 shares and sole dispositive power as to 917,400 shares; (b) Edward C. Johnson 3d ("E. Johnson") and Abigail P. Johnson ("A. Johnson") each has sole dispositive power as to 917,400 shares; (c) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 770,900 shares as a result of acting as investment adviser to various investment companies (the "Funds");
    (d) E. Johnson, Chairman of FMR Corp., FMR Corp., through its control of Fidelity Management & Research Company, and the Funds each has sole power to dispose of the 770,900 shares owned by the Funds; (e) neither E. Johnson nor FMR Corp. has the sole power to vote or direct the voting of the shares owned by the Funds, which power resides with the Funds' Boards of Trustees, which have established written guidelines pursuant to which Fidelity Management & Research Company carries out voting of the shares; (f) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 116,800 shares as a result of its serving as investment manager of institutional accounts; (g) E. Johnson and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 116,800 shares, and sole power to vote or to direct the voting of 116,800 shares owned by the institutional accounts; (h) E. Johnson, Chairman of FMR Corp., owns 12.0% of the aggregate outstanding voting stock of FMR Corp., and A. Johnson, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.; and (i) Fidelity International Limited, of which E. Johnson is Chairman and of which a partnership controlled by E. Johnson and members of his family owns 39.89% of the Fidelity International Limited's voting power, is the beneficial owner of 29,700 shares and has sole power to vote and sole power to dispose of all 29,700 shares. See the paragraph following these footnotes for information regarding payments by the Company to Fidelity Management Trust Company and/or its affiliates in connection with the performance of services to the Company.

(3) Beneficial ownership of these shares was reported in a Schedule 13G, filed February 12, 1999. The Schedule 13G reported that Ohio PERS has sole voting and sole dispositive power as to all 726,700 shares.

(4) Beneficial ownership of these shares was reported in a Schedule 13G, as amended January 28, 1999. The Schedule 13G reported that Ryback Management Corporation (a) beneficially owns 4,800 shares managed by it and has shared voting power and shared dispositive power as to all 4,800 shares; (b) serves as investment adviser for Lindner Growth Fund, which beneficially owns 567,000 shares held by it; and (c) has sole voting power and sole dispositive power as to all 567,000 shares held by Lindner Growth Fund.

    In addition, Fidelity Management Trust Company, the trustee of our 401(k) plans, held 661,469 shares (6.5%) of our Common Stock for the participants in the plans. However, the trustee has no power to dispose of these shares, except in connection with the distribution of shares to plan participants and the sale of shares to fund withdrawals by, or loans to, plan participants. The trustee must vote shares allocated to the accounts of plan participants as directed by participants. The trustee must vote unallocated shares and shares for which no participant direction is received in the same manner and proportion as it votes shares for which it receives directions from plan participants. As a result, the trustee disclaims beneficial ownership of the shares of Common Stock held by it in its capacity as trustee of the plans. During fiscal year 1999, we paid fees of approximately $499,500 to Fidelity Management Trust Company and its affiliates. These fees were for record keeping and trustee services provided by them to our 401(k) plans, and for services provided by them in connection with the transfer to them of the administration of our Pension and Retirement Plan. See footnote (2) to the preceding table.

Q: HOW MANY SHARES OF COMPANY COMMON STOCK DO THE COMPANY'S DIRECTORS AND
    EXECUTIVE OFFICERS OWN?

A: The following table shows the number of shares of our Common Stock beneficially owned on the record date by our current directors and each current executive officer named in the Summary Compensation Table included later in this Proxy Statement. The table also shows the number of shares of Common Stock beneficially owned by all current directors and executive officers as a group.

                                        SHARES     EXERCISABLE
                                         OWNED        STOCK     TOTAL SHARES       PERCENT OF
                                      DIRECTLY OR    OPTION     BENEFICIALLY         SHARES
             NAME/GROUP               INDIRECTLY(1)  SHARES(2)      OWNED        OUTSTANDING(3)
------------------------------------  -----------  -----------  -------------  -------------------
Peter A. Bukowick...................      11,804       36,999          48,803              --
Gilbert F. Decker...................       1,200           --           1,200              --
Thomas L. Gossage...................       2,800           --           2,800              --
Joel M. Greenblatt..................     164,573(4)         --        164,573(4)            1.6%
Jonathan G. Guss....................       2,900           --           2,900              --
David E. Jeremiah...................       2,800           --           2,800              --
Gaynor N. Kelley....................       3,300           --           3,300              --
Joseph F. Mazzella..................       3,300           --           3,300              --
Paul David Miller...................      14,072           --          14,072              --
Daniel L. Nir.......................     164,573(4)         --        164,573(4)            1.6%
Michael T. Smith....................       1,200           --           1,200              --
Scott S. Meyers.....................       6,503       19,500          26,003              --
Paul A. Ross........................       9,808       13,666          23,474              --
Nicholas G. Vlahakis................         396        8,396           8,792              --
Daryl L. Zimmer.....................      10,055       22,851          32,906              --
All current directors and executive
  officers as a group (23
  persons)..........................     250,274(5)    162,674        412,948(5)            4.0%

------------

(1) Includes shares of restricted Common Stock. Restricted stock held by directors is discussed in the section entitled "Non-Employee Director Restricted Stock Plan" under the heading "COMPENSATION OF DIRECTORS" later in this Proxy Statement. Restricted stock held by executive officers is discussed in footnote (3) to the Summary Compensation Table later in this Proxy Statement. Includes shares allocated, as of April 30, 1999, to the accounts of executive officers under one of our 401(k) plans. Includes shares allocated, as of March 31, 1999, to the accounts of executive officers who participate in our 1997 Employee Stock Purchase Plan. Excludes units credited to the share accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors, which units are payable solely in cash. A description of that plan can be found under the heading "COMPENSATION OF DIRECTORS" later in this Proxy Statement.

(2) Shares covered by stock options exercisable on June 7, 1999, or within 60 days thereafter.

(3) Percent is less than 1% unless otherwise indicated. Assumes issuance of the Exercisable Stock Option Shares held by the person or group.

(4) Includes 161,773 shares beneficially owned by Gotham Capital III, L.P. This person is a general partner of Gotham Capital III and may be deemed to have shared voting power and shared dispositive power as to these shares. This person disclaims any beneficial ownership of these shares for purposes of Rule 16a-1(a) under the Securities Exchange Act of 1934, or otherwise, except as to shares representing his pro rata partnership interest in Gotham Capital III.

(5) Includes the shares referred to in footnote (4) above only once so as to avoid double counting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS
                              GENERAL INFORMATION

    Our Certificate of Incorporation permits your Board of Directors to determine the number of directors, which cannot be less than three. The Board currently consists of eleven directors, all of whom were elected by the stockholders at the 1998 annual meeting of stockholders, except Paul David Miller. Admiral Miller was elected a director by the Board effective January 1, 1999.

                       NOMINEES FOR ELECTION AS DIRECTORS

    Your Board of Directors has nominated for election as directors the nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board's Nominating and Governance Committee and has agreed to serve if elected. If you haven't withheld authority to vote for all directors or any individual director on your proxy card, your shares will be voted FOR the election of all of these nominees.

    The directors elected will serve on the Board until their successors are elected, which should occur at the next annual meeting. Their Board service could end earlier if they should die, resign, retire, or be removed from office.

    Although we don't know of any reason why any of these nominees might become unavailable for election, if that should happen, the Board may propose a substitute nominee. If you haven't withheld authority to vote for directors on your proxy card, your shares will be voted for any substitute nominee.

    The list of nominees below includes information about their present principal occupations, recent business experience, and directorships in other companies.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW (PROPOSAL NO. 1).

[PHOTO]            PETER A. BUKOWICK, age 55, director since May 1998
                   - PRESIDENT AND CHIEF OPERATING OFFICER OF THE COMPANY SINCE MAY 1998.
                   - Acting Chief Executive Officer of the Company from September 1998 to
                     January 1999.
                   - Executive Vice President of the Company from April 1997 to May 1998.
                   - Group Vice President-Aerospace Systems of the Company from March 1995 to April 1997.
                   - President PRO TEMPORE of Hercules Aerospace Company (which was acquired by the Company from Hercules Incorporated in March 1995) from
                     January 1995 to March 1995.
                   - Vice President, Technology of Hercules Aerospace Company from 1992 to
                     December 1994.

[PHOTO]            GILBERT F. DECKER, age 62; director since December 1997
                   - EXECUTIVE VICE PRESIDENT, OPERATIONS OF WALT DISNEY IMAGINEERING (A
                   PROVIDER OF MASTER PLANNING, REAL ESTATE DEVELOPMENT, ATTRACTION AND
                     SHOW DESIGN, ENGINEERING AND PRODUCTION SUPPORT, PROJECT MANAGEMENT
                     AND OTHER DEVELOPMENT SERVICES TO THE WALT DISNEY COMPANY) SINCE APRIL
                     1999.
                   - Private consultant to electronics and aerospace companies from May
                   1997 to April 1999.
                   - Assistant Secretary of the Army-Research, Development and Acquisition
                   from April 1994 to May 1997.
                   - OTHER DIRECTORSHIPS:  Anteon Corporation, Firearms Training Systems,
                   Inc., MRJ Technology Solutions, Inc. and MP, Incorporated.
                   - OTHER ACTIVITIES:  Member of the National Advisory Committee to the
                   Whiting School of Engineering of Johns Hopkins University and the Board
                     on Army Science and Technology of the National Academy of Science.

[PHOTO]            THOMAS L. GOSSAGE, age 65; director since March 1995
                   - RETIRED IN JANUARY 1997 FROM HERCULES INCORPORATED (A PRODUCER OF
                   SPECIALTY CHEMICALS AND RELATED PRODUCTS), WHERE HE SERVED AS A DIRECTOR
                     FROM 1989 UNTIL HIS RETIREMENT.
                   - Chairman of the Board of Hercules from January 1991 to January 1997.
                   - Chief Executive Officer of Hercules from January 1991 to August 1996.
                   - President of Hercules from June 1992 to October 1995.
                   - OTHER DIRECTORSHIPS:  The Dial Corporation and Fluor Corporation.

[PHOTO]            JOEL M. GREENBLATT, age 41; director since August 1994
                   - MANAGING AND GENERAL PARTNER OF GOTHAM CAPITAL III, L.P. (AN
                   INVESTMENT PARTNERSHIP) AND ITS PREDECESSOR PARTNERSHIPS SINCE APRIL
                     1985.
                   - Chairman of the Board of the Company from August 1994 to March 1995.
                   - Chairman of St. Lawrence Seaway Corporation since October 1993.

[PHOTO]            JONATHAN G. GUSS, age 40; director since August 1994
                   - DIRECTOR AND CHIEF EXECUTIVE OFFICER OF BOGEN COMMUNICATIONS
                   INTERNATIONAL, INC. (A PRODUCER OF SOUND PROCESSING EQUIPMENT AND
                     TELECOMMUNICATIONS PERIPHERALS) SINCE DECEMBER 1997.
                   - Principal and President of Active Management Group, Inc., a firm that provides turnaround management services, since May 1990.
                   - Principal and Chief Executive Officer of EK Management Corp., the
                   general partner of EK Associates, L.P., a limited partnership engaged in providing goods and services to the baking industry, since August
                     1992.

[PHOTO]            ADMIRAL DAVID E. JEREMIAH, USN (RET.), age 65; director since April 1995
                   - PARTNER AND PRESIDENT OF TECHNOLOGY STRATEGIES & ALLIANCES CORPORATION
                   (A STRATEGIC ADVISORY AND INVESTMENT BANKING FIRM ENGAGED PRIMARILY IN
                     THE AEROSPACE, DEFENSE, TELECOMMUNICATIONS AND ELECTRONICS INDUSTRIES)
                     SINCE FEBRUARY 1994, WHEN HE RETIRED FROM MILITARY SERVICE AFTER A
                     39-YEAR CAREER.
                   - Vice Chairman, Joint Chiefs of Staff from 1990 to 1994.
                   - Commander in Chief of the United States Pacific Fleet from 1987 to
                     1990.
                   - OTHER DIRECTORSHIPS:  GEOBOTICS, Inc. and Litton Industries, Inc.
                   - OTHER ACTIVITIES:  Director of the National Committee on U.S.-China
                   Relations, and a member of ManTech International Advisory Board,
                     Northrop Grumman Corporation (Melbourne Division) Board of Visitors,
                     and Jewish Institute for National Security Affairs Board of Advisors.

[PHOTO]            GAYNOR N. KELLEY, age 68; director since March 1995
                   - RETIRED IN JUNE 1996 FROM THE PERKIN-ELMER CORPORATION (A MANUFACTURER
                   OF ANALYTICAL AND BIOTECHNOLOGY INSTRUMENTATION) WHERE HE SERVED AS A
                     DIRECTOR FROM 1984 UNTIL HIS RETIREMENT.
                   - Chairman and Chief Executive Officer of Perkin-Elmer from December
                   1990 to September 1995.
                   - OTHER DIRECTORSHIPS:  Hercules Incorporated and The Prudential
                   Insurance Company of America.

[PHOTO]            JOSEPH F. MAZZELLA, age 46; director since August 1994
                   - PARTNER, LAW FIRM OF LANE ALTMAN & OWENS SINCE 1985.
                   - Associate, Lane Altman & Owens from 1980 to 1985.
                   - OTHER DIRECTORSHIPS:  Data Transmission Network Corporation,
                   Inforonics, Inc., Insurance Auto Auctions, Inc. and Paragon Acquisition
                     Company, Inc.

[PHOTO]            ADMIRAL PAUL DAVID MILLER, USN (RET.), age 57; director since January
                   1999
                   - CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF THE COMPANY SINCE
                     JANUARY 1999.
                   - President of Sperry Marine Inc. (a manufacturer of marine navigation and control systems) from November 1994 to January 1999.
                   - Vice President of Litton Industries, Inc. (which acquired Sperry
                   Marine Inc. in May 1996) from September 1997 to January 1999.
                   - Prior to his retirement from the U.S. Navy in November 1994 following a 30-year career, he was Commander-in-Chief, U.S. Atlantic Command, one
                     of five U.S. theater commands, and served concurrently as NATO Supreme
                     Allied Commander-Atlantic.
                   - OTHER DIRECTORSHIPS:  Crestar Financial Corporation, a subsidiary of
                   SunTrust Banks, Inc.

[PHOTO]            DANIEL L. NIR, age 38; director since August 1994
                   - MANAGING PARTNER OF SARGEANT CAPITAL VENTURES, L.L.C. (AN INVESTMENT
                     PARTNERSHIP WHICH HE FOUNDED) SINCE MAY 1997.
                   - General partner of Gotham Capital III, L.P. from January 1991 to May
                     1997.
                   - OTHER DIRECTORSHIPS:  St. Lawrence Seaway Corporation.

[PHOTO]            MICHAEL T. SMITH, age 55; director since December 1997
                   - CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF HUGHES ELECTRONICS CORPORATION
                   (A SATELLITE AND WIRELESS COMMUNICATIONS COMPANY AND A SUBSIDIARY OF
                     GENERAL MOTORS CORPORATION) SINCE OCTOBER 1997.
                   - Vice Chairman of Hughes Electronics Corporation from 1992 to October
                     1997.
                   - OTHER DIRECTORSHIPS:  American Mobile Satellite Corporation and
                   PanAmSat Corporation, an affiliate of Hughes Electronics Corporation.

           INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

STANDING COMMITTEES AND MEETINGS OF THE BOARD AND ITS COMMITTEES

    Your Board of Directors has established the following standing committees:
Audit, Executive/Finance, Nominating and Governance, and Personnel and Compensation. Membership on the Audit, Nominating and Governance, and Personnel and Compensation Committees consists entirely of non-employee directors.

    The membership of the committees, the names of each committee's chair, and the number of meetings held by the Board and each of the committees during fiscal year 1999 are summarized in the following table:

--------------------------------------------------------------------------------------------
                                                                   NOMINATING    PERSONNEL
                            BOARD OF                  EXECUTIVE       AND           AND
                            DIRECTORS      AUDIT       FINANCE     GOVERNANCE   COMPENSATION
--------------------------------------------------------------------------------------------
Peter A. Bukowick               X                         X
--------------------------------------------------------------------------------------------
Gilbert F. Decker               X            X                         X
--------------------------------------------------------------------------------------------
Thomas L. Gossage               X                         X            X
--------------------------------------------------------------------------------------------
Joel M. Greenblatt              X                         X            X
--------------------------------------------------------------------------------------------
Jonathan G. Guss                X            X                                       X
--------------------------------------------------------------------------------------------
David E. Jeremiah               X                                      X             X
--------------------------------------------------------------------------------------------
Gaynor N. Kelley                X            X                                       X
--------------------------------------------------------------------------------------------
Joseph F. Mazzella              X            X                                       X
--------------------------------------------------------------------------------------------
Paul David Miller               X                         X
--------------------------------------------------------------------------------------------
Daniel L. Nir                   X                         X            X
--------------------------------------------------------------------------------------------
Michael T. Smith                X            X            X
--------------------------------------------------------------------------------------------
Committee chair                          Mr. Guss    Adm. Miller  Mr. Gossage   Mr. Mazzella
--------------------------------------------------------------------------------------------
Number of meetings(1)          12            3            4            5             6
--------------------------------------------------------------------------------------------

------------

(1) The Board of Directors and the Personnel and Compensation Committee also acted on occasion by unanimous written consent.

    Each director attended at least 81% of the aggregate number of meetings of the Board and the committees on which the director served.

DUTIES OF THE COMMITTEES

AUDIT COMMITTEE

- Recommends to the Board the independent public accountants to be selected to audit our annual financial statements, and approves any special assignments given to these accountants.

- Reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses.

- Reviews possible violations of our business ethics and conflicts of interest policies.

- Reviews any major accounting changes made or contemplated.

- Reviews the effectiveness and efficiency of our internal audit staff.

EXECUTIVE/FINANCE COMMITTEE

- Exercises all powers and authority of the Board except those powers specifically reserved to the Board by Delaware law or our Certificate of Incorporation or By-Laws.

- Reviews and makes recommendations to the Board regarding dividends, financial policies and procedures, and various financial transactions.

NOMINATING AND GOVERNANCE COMMITTEE

- Identifies and evaluates individuals who might qualify as candidates for election to the Board.

- Makes recommendations to the Board to fill vacancies or new positions on the Board.

- Recommends to the Board the slate of nominees for election as directors at the annual meeting of stockholders.

- Makes recommendations regarding the size and composition of the Board and its committees.

- Evaluates the performance of the Board as a whole.

- Recommends for election by the Board any non-incumbent Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

- Recommends corporate governance principles and assesses compliance with those principles.

    If you wish to recommend a person to the Nominating and Governance Committee for consideration as a candidate for election as a director at an annual meeting of stockholders, you should send your recommendation to our executive offices, c/o the Corporate Secretary, at least 120 days prior to the annual meeting. Your recommendation must be accompanied by information concerning the person's qualifications, and the written consent of the person to be nominated, if selected as a nominee by the Board of Directors, and to serve on the Board if elected. The Board has the sole discretion to select director nominees. Information regarding the requirements for nominating a person for election as a director at an annual meeting of stockholders can be found near the end of this Proxy Statement under the heading "FUTURE STOCKHOLDER PROPOSALS."

PERSONNEL AND COMPENSATION COMMITTEE

- Approves salary actions pertaining to top management, subject to the Board's approval in the case of the Chief Executive Officer's compensation.

- Administers and grants awards under our executive compensation plans.

- Approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the Board.

- Sets annual incentive targets.

- Recommends officers (other than any non-incumbent Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) for election by the Board.

- Reviews and assesses the performance and capability of key management, with a view towards assuring adequate and qualified backups.

- Submits the report on executive compensation included in this Proxy Statement.

    The Personnel & Compensation Committee currently has a Section 16 Subcommittee that approves certain transactions involving our executive officers. These transactions include grants and awards involving our Common Stock, and the acquisition of our Common Stock from the Company, and the disposition of our Common Stock to the Company. Section 16 Subcommittee approval is required if the transaction is not approved by the Board, and if advance approval of the transaction by the Board or a committee of two or more non-employee directors is required in order to qualify the transaction under the exemption provisions of Rule 16b-3 (d) and
(e) under the Securities Exchange Act of 1934. During fiscal year 1999, the
Section 16 Subcommittee acted only by unanimous written consent. Current members of the Section 16 Subcommittee are Gaynor N. Kelley (Chair) and Jonathan G. Guss. A special committee of the Board is authorized to make limited stock awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934. During fiscal year 1999, the special committee acted only by unanimous written consent. Paul David Miller is currently the sole member of this special committee.

                           COMPENSATION OF DIRECTORS

SUMMARY COMPENSATION INFORMATION

    Only non-employee directors receive compensation for service on the Board of Directors. Their compensation is summarized in the following table.

                                                                           DOLLAR       NUMBER
                          COMPENSATION FEATURE                             AMOUNT      OF SHARES
------------------------------------------------------------------------  ---------  -------------
Annual retainer.........................................................  $  20,000
Meeting attendance fees:
  Board of Directors....................................................      1,000
  Committees:
    Chair...............................................................      1,000
    Other members.......................................................        750
Per diem payments.......................................................      1,000
Annual restricted stock award...........................................                     600

The annual retainer is paid in quarterly installments. Per diem payments (and reimbursement of related expenses) are made for any day on which our Chief Executive Officer believes that a non-employee director has committed a significant part of the day (outside of normal Board or Board committee service) to business issues beyond the normal scope of the director's responsibilities as a director. During fiscal year 1999, no director received any per diem payment. Joel M. Greenblatt and Daniel L. Nir have waived, and will not accept, annual retainer and meeting fees.

DESCRIPTION OF DIRECTOR COMPENSATION PLANS AND ARRANGEMENTS

DEFERRED FEE PLAN FOR NON-EMPLOYEE DIRECTORS

    This plan permits a director to defer receipt of all or part of the director's cash fees. A director can elect to have deferred amounts either credited in cash to a "cash account," or in Common Stock equivalents, called units, to a "share account" (based upon the market value of our Common Stock). Cash accounts are credited with interest quarterly at our one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on our Common Stock. Payment of deferred amounts is made following the director's termination of Board service. Deferred amounts are always paid in cash, based upon the market value of our Common Stock in the case of share accounts. A director may elect to receive these payments either in a lump sum or in up to ten annual installments.

    Currently, three directors are participating in this plan. The following table summarizes how they are currently having their deferred fees credited, and how many units were credited to their share accounts as of March 31, 1999.

                                                                                                    UNITS AS OF
                     NAME                            ANNUAL RETAINER           MEETING FEES        MARCH 31, 1999
-----------------------------------------------  -----------------------  -----------------------  --------------
Gilbert F. Decker..............................     Cash account-25%         Cash account-25%           82.8595
                                                    Share account-75%        Share account-75%

Gaynor N. Kelley...............................    Share account-100%                                  740.2901

Michael T. Smith...............................    Share account-100%       Share account-100%         538.1677

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

    Under this plan, each non-employee director receives automatic periodic awards of restricted Common Stock--600 shares upon first being elected to the Board of Directors and 600 shares upon reelection at each subsequent annual meeting of stockholders. Common Stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a restricted period starting on the award date and ending on the earlier of :

    - the first to occur of the following:

       - the director retires from the Board in compliance with the Board's retirement policy as then in effect,

       - the director's service on the Board terminates as a result of the director's not being nominated for reelection by the Board, but not as a result of the director's declining to serve again,

       - the director's service on the Board terminates because the director, although nominated for reelection by the Board, is not reelected by the stockholders,

       - the director's service on the Board terminates because of:

           - the director's resignation at the request of the Nominating and Governance Committee of the Board,

           - the director's removal by action of the stockholders, or

           - the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company,

           - the director becomes unable to serve because of disabilities, or

           - the director dies;

        or

    - the third or any subsequent anniversary of the award date if the director, at least one year prior to that anniversary, elects to end the restricted period on that anniversary.

    If a director leaves the Board for any other reason prior to the expiration of the restricted period, the director forfeits all rights in shares for which the restricted period has not expired.

    Shares of restricted stock awarded under a similar predecessor plan are subject to similar restrictions. The restricted period on these shares will expire either on a specific date previously selected by the director, or on a future date designated by the director at least two years in advance of the designated date.

    The following table summarizes how many shares of our Common Stock each non-employee director holds that are still subject to the restrictions of the above plans:

                                                                                       NUMBER
                                       NAME                                           OF SHARES
-----------------------------------------------------------------------------------  -----------
Gilbert F. Decker..................................................................       1,200
Thomas L. Gossage..................................................................       1,800
Joel M. Greenblatt.................................................................       2,800
Jonathan G. Guss...................................................................       2,800
David E. Jeremiah..................................................................       1,800
Gaynor N. Kelley...................................................................       1,800
Joseph F. Mazzella.................................................................       2,800
Daniel L. Nir......................................................................       2,800
Michael T. Smith...................................................................       1,200

    The shares listed in the above table are included in the director and executive officer stock ownership table earlier in this Proxy Statement as being owned directly by each director.

EXPENSE REIMBURSEMENT

    Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

INDEMNIFICATION AGREEMENTS

    We currently have indemnification agreements with our directors. These agreements require us to:

    - indemnify the directors to the fullest extent permitted by law,

    - advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted,

    - indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and

    - cover directors under our directors' and officers' liability insurance.

             STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

    In May 1996, the Board established a non-employee director stock ownership guideline of 3,500 shares to be achieved in five years following election to the Board. The Nominating and Governance Committee of the Board is expected to:

    - review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders, and

    - take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Information regarding certain relationships and related transactions between the Company and its directors, executive officers and entities in which directors have an affiliation or interest is included later in this Proxy Statement in the sections entitled "Compensation Committee Interlocks and Insider Participation" and "Other Plans and Agreements with Executive Officers" under the heading "EXECUTIVE COMPENSATION."

                             EXECUTIVE COMPENSATION

    This section provides information regarding our executive compensation programs, and includes the following sections:

    - a Report of the Personnel and Compensation Committee of the Board on Executive Compensation,

    - information on compensation committee interlocks and insider participation,

    - a graph comparing the performance of our Common Stock with two stock indexes over the past five years,

    - a Summary Compensation Table showing the annual compensation paid to some of our executives during the last three fiscal years,

    - a table showing stock options granted to those executives during the last fiscal year,

    - a table showing the number of shares, if any, acquired upon the exercise of stock options by each of those executives during the last fiscal year, the value realized upon the exercise, and the number of and value of unexercised stock options held by those executives as of the end of the last fiscal year,

    - a table showing long-term incentive plan awards to those executives during the last fiscal year,

    - a description of the estimated retirement benefits of those executives,

    - change of control arrangements and related provisions under various executive compensation plans and agreements, and

    - other plans and agreements with executive officers.

  REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE
                                  COMPENSATION

    We, as the Personnel and Compensation Committee of the Board, have overall responsibility for compensation actions affecting the Company's executive officers. Our responsibilities include:

    - approving base salaries,

    - setting incentive targets,

    - administering all executive compensation plans, and

    - granting awards to executive officers thereunder, subject to approval by the Board or the Committee's Section 16 Subcommittee where required.

    Our duties are described more fully earlier in this Proxy Statement in the section entitled "Duties of the Committees" under the heading "INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES." All of us are directors who are neither current nor former employees of the Company.

COMPENSATION PHILOSOPHY

GENERAL

    The goal of the Company's executive compensation program is to encourage and reward individual and Company performance. The program has been designed to recognize individual and business unit accountability and achievement, and to link executive compensation and

    - the Company's performance, and

    - increasing stockholder value.

    The components of the program are:

    - base salary,

    - annual incentive compensation, and

    - long term incentive compensation.

COMPENSATION SURVEYS

    In order to help establish competitive executive compensation benefits, we consider the comparable practices of companies participating in two nationally known compensation surveys. The companies participating in these surveys represent both the aerospace and defense industry and other industries. The results of these surveys are adjusted to reflect the Company's revenue size, so that the comparisons are made to the practices of employers of a similar size.

    The target compensation levels for the Company's executives are set at the median level of those survey participants used for comparative purposes. The compensation of individual executives varies above or below the median market level, depending upon the executive's overall accountabilities, individual performance and the Company's performance.

PERFORMANCE ACCOUNTABILITY SYSTEM

    The assessment of the performance of individual executives emphasizes objective achievements under a Performance Accountability System. Results-based accountabilities are established for each executive, including performance requirements for threshold, target and outstanding performance ratings. Each executive's accountabilities are established annually and are uniquely tailored to the executive's job responsibilities.

    The executive's performance against these accountabilities determines the executive's base salary adjustments and annual incentive payments. The process for measuring individual performance against these accountabilities is as objective as possible, but may involve subjective assessments. The relative importance of each individual's accountabilities varies, so no weighting can be assigned that applies in all cases.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

BASE SALARIES

    Base salaries are intended to provide a foundation for attracting and retaining key employees. Base salaries vary based upon position, responsibility and individual performance. As a result, the base salary component of executive compensation is the least variable with Company performance. Base salaries of executive officers are reviewed annually during the first quarter of the fiscal year. Whether an executive receives a base salary increase depends upon many factors, such as:

    - the results of the compensation surveys mentioned earlier,

    - individual performance against established accountabilities, and

    - business circumstances.

FISCAL YEAR 1999 BASE SALARY INCREASES

    All of the current Named Executive Officers listed in the Summary Compensation Table following this report, except Paul David Miller, received a base salary increase during fiscal year 1999. Admiral Miller's current base salary was established when he joined the Company in January 1999. Information regarding Admiral Miller's compensation arrangement is included later in this Proxy Statement under the heading "OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS."

ANNUAL INCENTIVE COMPENSATION

    All executive officers participate in the Company's Management Compensation Plan. This plan provides the opportunity for annual cash and stock incentive compensation. The goal of this plan is to motivate executives to a high level of performance by making a significant portion of their annual compensation contingent upon:

    - individual achievement,

    - Company performance, and

    - business unit performance.

    Each fiscal year we approve:

    - the total number of eligible plan participants,

    - the total target incentive fund for all participants, and

    - the individual target incentive amounts for executive officers.

    Participants are advised of their individual target incentive amounts at the start of the fiscal year. The individual target incentive amounts are added together to determine the total incentive fund for the organizational units where the individuals work. These organizational units include the Company's business units, subunits and the corporate staff.

    An organization weighting structure is used to determine how each organizational unit's incentive will be affected by overall Company performance and the performance of the unit and/or subunit. For example:

    - the corporate staff incentive fund is determined based 100% upon overall Company performance, and

    - each business unit's incentive fund is determined based upon the combination of overall Company performance (at least 20%) and the performance of the business unit and/or subunit (20% to 80%).

    Each organizational unit's earned incentive fund is calculated separately after the end of the fiscal year. The amount of the fund can range from zero to 200% of its target incentive fund, depending upon overall Company, business unit and/or subunit performance, whichever is applicable. We have the ability to increase a fund to 300% of its target. If the earned incentive fund for the corporate staff is zero, each business unit's earned incentive fund is reduced by 50%.

    Earned incentive funds are divided among participants based 25% upon their relative individual performance and 75% upon their organizational unit's performance. The maximum incentive payable to an individual participant is 300% of the individual's target incentive.

    The Committee must approve incentive awards to executive officers. We consider the Chief Executive Officer's assessment of the individual performance of executive officers. Our current practice is to require that a portion of incentive payments to executive officers be made in Company Common Stock. If an individual's incentive payment exceeds the individual's target incentive, Company Common Stock is issued for the after-tax amount of the excess. There are exceptions to this requirement once an individual has satisfied the stock ownership guidelines described later in this report. We may also require that more than the above portion of a participant's incentive be paid in Common Stock. We believe that including a Common Stock component in the incentive payment to executive officers will further the goal of creating a strong and direct link between the compensation of these key executives and stockholder value.

    The Chief Executive Officer's incentive target is established separately and any incentive payment is based upon:

    - the Company's performance against the goals established for participants in the Management Compensation Plan, and

    - our subjective assessment as to the quality and impact of the Chief Executive Officer's leadership and performance against established accountabilities.

FISCAL YEAR 1999 ANNUAL INCENTIVE COMPENSATION

    Approximately one hundred ten employees participated in the Management Compensation Plan for fiscal year 1999. The fiscal year 1999 goals were as follows:

                               ORGANIZATIONAL UNIT                                  WEIGHTING
----------------------------------------------------------------------------------  ----------
Company as a whole:
  Net income......................................................................  one-third
  Cash flow.......................................................................  one-third
  Orders..........................................................................  one-third

Business units:
  EBIT (earnings before interest and taxes).......................................  one-third
  Cash flow.......................................................................  one-third
  Orders..........................................................................  one-third

    Earnings (represented by net income and EBIT) was selected as one of the performance goals because we believe that:

    - stockholders view earnings as an important measure of performance,

    - earnings are an important factor in assuring that the Company complies with the financial covenants under its loan agreements,

    - earnings are a strong indicator of Company health, and

    - earnings are a historically used measure that is easily communicated to and understood by participants.

    Cash flow was selected as a performance goal because of the importance of generating and managing cash to fund the Company's business activities. Orders were selected as the third performance goal because of the importance of orders in the future growth of the Company.

    The net income, EBIT, cash flow and orders goals were based upon the Company's internal operating plan.

    For fiscal year 1999, we approved incentive payments to all current Named Executive Officers that were above target. The amount by which these payments exceeded their target amount depended upon the extent to which the Company as a whole and its business units exceeded their goals.

    The Company's compensation arrangement with its current Chief Executive Officer, Paul David Miller, establishes a target annual incentive of $400,000. The Company agreed to pay a pro rata portion of this amount ($100,000) to him at the time he was hired. We approved an additional incentive payment based upon the above-target percentage paid to other corporate executives.

    The Company paid Richard Schwartz, who retired as Chief Executive Officer on September 1, 1998, a pro rata fiscal year 1999 incentive payment. This payment was required by Mr. Schwartz's consulting agreement, which is described later in this proxy statement under the heading "OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS."

LONG-TERM INCENTIVE COMPENSATION

    The goal of long-term incentive compensation is to:

    - encourage long-term Company performance,

    - link stockholder value creation and management compensation, and

    - encourage executive retention.

    Long-term incentive compensation is provided to executive officers under the Company's 1990 Equity Incentive Plan, principally through a combination of annual grants of market price stock options and periodic performance share grants. The terms of each grant are determined by us at the time the grant is awarded, subject to the provisions of the plan. We believe that both types of grants serve as an effective means to encourage retention of key executives.

STOCK OPTIONS

    We believe that stock options are an appropriate means of long-term incentive compensation because they provide value only when the Company's stockholders benefit from stock price appreciation.

    During fiscal year 1999, stock options were granted to all current executive officers. The terms of these grants are summarized following the table labeled "OPTION GRANTS IN LAST FISCAL YEAR" later in this Proxy Statement.

PERFORMANCE SHARES

    We believe that performance shares are an appropriate means of long-term incentive compensation because they provide an effective incentive to achieve predetermined long-term performance goals.

    During fiscal year 1999, performance shares were granted to six current executive officers. The terms of the grants to executive officers named in the Summary Compensation Table following this report are summarized following the table labeled "LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR" later in this Proxy Statement.

AWARD CONSIDERATIONS

    The target long-term incentive grant amount for each executive officer's award of stock options and, where applicable, performance shares, was based upon a percentage (based upon competitive long-term incentive values) of the grant recipient's base salary. We determined the actual size of the grants by adjusting the target number of shares up or down, after consideration of the subjective recommendation of the Chief Executive Officer. The size of these grants was determined without regard to the amount and terms of stock options already held by the grant recipients.

    The extent to which an executive officer retains Common Stock acquired through annual and long-term incentive compensation awards will be a factor in determining the extent of the officer's participation in future long-term incentive compensation awards. The weight given to this factor is in our sole subjective judgment. We consider the reasons for an executive officer's sale of any of this Common Stock.

STOCK OWNERSHIP GUIDELINES

    In early 1997 Common Stock ownership guidelines were established for executive officers. We believe that these guidelines, which are to be achieved in three years, will advance our goal of aligning the interests of the Company's executive officers with those of the Company's stockholders. The guidelines establish target levels of Common Stock ownership that are a function of each officer's base salary, as follows:

                                                                              GUIDELINE--
                                                                         STOCK HAVING A MARKET
                               POSITION                                     VALUE EQUAL TO:
-----------------------------------------------------------------------  ---------------------
Chief Executive Officer................................................  4 times base salary

Chief Operating Officer, Chief Financial Officer, and all Group Vice
  Presidents...........................................................  2 times base salary

All other executive officers...........................................  1 times base salary

    The failure of an executive officer to achieve target ownership will be a factor when we consider future long-term incentive awards to that officer. Once an executive officer has achieved target ownership, the requirement that the officer's after-tax, above-target annual incentive compensation be paid in Company Common Stock will be eliminated.

LIMIT ON TAX DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code places a cap of $1 million on the amount the Company can deduct for any tax year for compensation to any person who is the Chief Executive Officer or one of the four other highest compensated officers as of the end of the tax year. However, exempt from this deductibility cap are amounts payable under certain pre-existing agreements, and amounts qualifying as performance based compensation. In order for incentive compensation to qualify as performance based compensation, it must be determined based upon pre-established objective performance goals approved by stockholders.

    We design stock option grants so that they qualify for the exemption from the deductibility cap. Other long-term incentive awards may not qualify for exemption from the deductibility cap. We will take into account the likelihood of such non-deductibility when determining the amount and recipients of these awards.

    Annual incentive compensation payable under the Management Compensation Plan does not qualify for exemption from the deductibility cap because it involves the flexibility to make subjective determinations regarding the recipients and amounts of payments. We believe that this is sound executive compensation policy and in the best interests of the Company and its stockholders. We will take into account, when approving annual incentive compensation payments, whether any portion of the payments may be non-deductible by the Company. We believe that the benefit of being able to evaluate the performance of the Company's executive officers on important subjective performance measures outweighs the cost resulting from a portion of an officer's compensation being nondeductible under the Section 162(m) limitation described above.

    Compensation payments to the Chief Executive Officer during the fiscal year ending March 31, 2000 will include base salary, the incentive bonus for fiscal year 1999 reported in the Summary Compensation Table following this report, the value of restricted stock that becomes non-forfeitable, and other items of compensation. These amounts will likely exceed $1 million, and be non-deductible to the extent of the excess. No other executive officers are currently expected to be paid non-exempt compensation exceeding $1 million during fiscal year 2000.

                      Personnel and Compensation Committee
                           Joseph F. Mazzella, Chair
                                Jonathan G. Guss
                               David E. Jeremiah
                                Gaynor N. Kelley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Personnel and Compensation Committee is either a current or former employee of ours. There are no compensation committee interlocks, which means that none of our executive officers serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on our Board of Directors or its Personnel and Compensation Committee.

    During fiscal year 1999, we had transactions with the following directors, or entities in which the following directors have an affiliation or interest:
Joseph F. Mazzella and Michael T. Smith. The amounts involved in these transactions during fiscal year 1999 were, in the case of each director, less than the amount above which disclosure is required by the rules of the Securities and Exchange Commission. In the case of Mr. Mazzella, the transactions involved payments for legal services provided by the law firm of Lane Altman & Owens, of which Mr. Mazzella is a partner.

                               PERFORMANCE GRAPH

    The following graph compares, for the five fiscal years ended March 31, 1999, the cumulative total return for our Common Stock with the comparable cumulative total return of two indexes:

    - the Standard & Poor's Composite 500 Stock Index, a broad equity market index, and

    - the Dow Jones Aerospace & Defense Stock Index, a published industry index.

    The graph assumes that on April 1, 1994, $100 was invested in our Common Stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 1995, 1996, 1997, 1998 and 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             COMPANY COMMON STOCK     S&P COMPOSITE 500 INDEX   DOW JONES AEROSPACE & DEFENSE INDEX
3/31/94                         100                        100                                   100
3/31/95                         159                        116                                   125
3/31/96                         202                        153                                   203
3/31/97                         176                        183                                   235
3/31/98                         262                        270                                   286
3/31/99                         324                        320                                   222

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows summary compensation information for some of our executive officers, who are called "Named Executive Officers." The compensation information is shown for the last three fiscal years. The Named Executive Officers are:

    - anyone who served as our Chief Executive Officer at any time during fiscal year 1999, and

    - the four other most highly compensated individuals who were serving as executive officers at the end of fiscal year 1999.

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                               ---------------------------------
                                                  ANNUAL COMPENSATION                  AWARDS
                                            --------------------------------   ----------------------   PAYMENTS
                                                                   OTHER       RESTRICTED  SECURITIES   --------
                                                                   ANNUAL        STOCK     UNDERLYING     LTIP        ALL OTHER
            NAME AND                         SALARY   BONUS(2)  COMPENSATION   AWARDS(3)    OPTIONS     PAYOUTS    COMPENSATION(4)
       PRINCIPAL POSITION         YEAR(1)     ($)       ($)         ($)           ($)         (#)         ($)            ($)
       ------------------         -------   --------  --------  ------------   ----------  ----------   --------   ---------------
Paul David Miller...............   FY99     $150,000  $161,000        -0-      $1,071,688    150,000       -0-        $  5,200
  Chairman of the Board and
  Chief Executive Officer
  (since January 1, 1999)

Richard Schwartz................   FY99     $229,167  $221,375     $8,839             -0-        -0-       -0-        $267,184
  Chairman of the Board            FY98      550,000  580,800       8,839             -0-        -0-       -0-          27,702
  (through January 1, 1999) and    FY97      550,000  544,500       8,839             -0-        -0-       -0-          28,843
  Chief Executive Officer
  (through September 1, 1998)(5)

Peter A. Bukowick...............   FY99     $365,843  $345,500     $  540             -0-     80,000       -0-        $  9,710
  President and Chief              FY98      289,386  264,000         491             -0-      5,000       -0-          14,112
  Operating Officer(6)             FY97      234,380  192,500         737             -0-      4,000       -0-          13,884

Scott S. Meyers.................   FY99     $258,338  $193,200     $6,384             -0-      4,500       -0-        $ 21,990
  Vice President, Treasurer and    FY98      248,340  193,600       6,384             -0-      4,500       -0-          21,975
  Chief Financial Officer(7)       FY97      240,000  173,250       7,971             -0-        -0-       -0-          24,726

Paul A. Ross....................   FY99     $224,992  $188,300     $7,633      $  564,844      4,000       -0-        $ 14,054
  Senior Group Vice President--    FY98      194,766  200,000         -0-             -0-      3,500       -0-           4,895
  Aerospace(8)

Nicholas G. Vlahakis............   FY99     $196,670  $106,500        -0-             -0-      3,500       -0-        $  5,169
  Group Vice President--           FY98      157,440   91,640         -0-             -0-      5,000       -0-           5,090
  Conventional Munitions(9)

Daryl L. Zimmer.................   FY99     $194,178  $96,600      $  159             -0-      4,500       -0-        $ 15,889
  Vice President and               FY98      188,674   95,000       3,320             -0-      4,500       -0-          19,293
  General Counsel                  FY97      170,622   90,750       2,958             -0-      4,500       -0-          20,231

---------------

(1) The three years reported upon in the table are the fiscal years ended March 31, 1997 ("FY97"), March 31, 1998 ("FY98") and March 31, 1999 ("FY99").

(2) The FY99 incentive bonuses were paid in cash and/or Common Stock, based upon the then fair market value of our Common Stock ($83.375), as follows:
    Admiral Miller, $100,000 and 464 shares; Mr. Bukowick, $345,500 and -0-shares; Mr. Meyers, $120,000 and 557 shares; Mr. Ross, $100,000 and 680 shares; Mr. Vlahakis, $90,000 and 125 shares, and Mr. Zimmer, $96,600 and -0- shares. The number of shares of Common Stock paid was determined after tax withholding from the Common Stock component of the incentive bonus.

(3) Amounts shown are based upon the market value of our Common Stock on the date of the grant. As of the end of FY99, Admiral Miller held 13,000 shares of restricted stock having a value of $1,009,938, and Mr. Ross held 7,500 shares of restricted stock having a value of $582,656. Admiral Miller's restricted stock will vest to the extent of one-third of the shares on each of January 1, 2000, 2001 and 2002. Mr. Ross's restricted stock will vest to the extent of one-third of the shares on each of November 19, 1999, 2000 and 2001. Restricted stock will also vest in the event of a "change of control" of the Company. See "CHANGE OF CONTROL ARRANGEMENTS" later in this Proxy Statement. A holder of restricted stock is entitled to receive any dividends paid on our Common Stock. We have not, to date, paid any dividends. Shares of restricted Common Stock are included in the director and executive officer stock ownership table earlier in this Proxy Statement as being owned directly by the executive officer.

(4) Includes for FY99: (a) matching contributions we made to the accounts of participants in one of our defined contribution 401(k) plans as follows:
    Admiral Miller, $1,450; Mr. Schwartz, $450; Mr. Bukowick, $5,550; Mr. Meyers, $3,250; Mr. Ross, $5,025; Mr. Vlahakis, $4,950; and Mr. Zimmer, $3,225; (b) cash payments under our Flexible Perquisite Account Program as follows: Admiral Miller, $3,750; Mr. Schwartz, $6,250; Mr. Bukowick, $2,740; Mr. Meyers, $12,000; Mr. Ross, $-0-; Mr. Vlahakis, $-0-; and Mr. Zimmer, $12,000 (c) financial counseling fees paid as follows: Admiral Miller, $-0-; Mr. Schwartz, $9,000; Mr. Bukowick, $550; Mr. Meyers, $6,500; Mr. Ross, $8,420; Mr. Vlahakis, $-0-; and Mr. Zimmer, $172; and (d) the following dollar value to the individual of insurance premiums we paid for term life insurance in the amounts indicated in parenthesis: Admiral Miller, $-0- ($-0-); Mr. Schwartz, $1,484 ($1,500,000); Mr. Bukowick, $870 ($750,000);
    Mr. Meyers, $240; $(500,000); Mr. Ross, $609 ($300,000); Mr. Vlahakis, $219
    ($300,000); and Mr. Zimmer, $492 ($300,000). Payments under the program referred to in (b) above represent reimbursements for certain eligible expenditures, such as car payments, club dues, and unreimbursed business expenses. The amounts shown in (b) above are the gross amounts payable under the program, which are subject to tax withholding. The actual net cash payments to the individuals were less than reported above by the amount of the applicable withholding taxes. We have no agreement with the executive officers named in (d) above that they will receive or be allocated an interest in any cash surrender value under their life insurance policies. Also includes, in the case of Mr. Schwartz, $250,000 paid under the consulting agreement described later in this Proxy Statement under the heading "OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS."

(5) Mr. Schwartz also served as President until May 11, 1998.

(6) Mr. Bukowick became President on May 11, 1998. He also served as acting Chief Executive Officer from September 1, 1998 to January 1, 1999.

(7) Mr. Meyers became Treasurer on August 4, 1998.

(8) Mr. Ross became an executive officer at the beginning of FY98. He served as Group Vice President--Space and Strategic Systems until December 1, 1998, and Senior Group Vice President--Space and Strategic Systems from December 1, 1998 to April 1, 1999.

(9) Mr. Vlahakis became an executive officer on December 1, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table summarizes for each of the Named Executive Officers information regarding stock option grants they received during fiscal year 1999.

                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT ASSUMED
                                   NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK PRICE APPRECIATION
                                  SECURITIES         OPTIONS                                            FOR OPTION TERM
                                  UNDERLYING       GRANTED TO     EXERCISE OR               ----------------------------------------
                                OPTIONS GRANTED   EMPLOYEES IN    BASE PRICE   EXPIRATION       0%            5%            10%
             NAME                   (#)(1)         FISCAL YEAR     ($/SHARE)      DATE        ($)(2)        ($)(2)        ($)(2)
------------------------------  ---------------  ---------------  -----------  -----------  -----------  ------------  -------------
Paul David Miller.............       150,000             41.2%     $ 82.4375     01-01-09          -0-   $  7,776,675  $  19,707,622
Richard Schwartz..............           -0-
Peter A. Bukowick.............         5,000              1.4%       64.6250     05-15-08          -0-        203,212        514,978
Peter A. Bukowick.............        75,000             20.6%       75.3125     11-19-08          -0-      3,552,272      9,002,155
Scott S. Meyers...............         4,500              1.2%       64.6250     05-15-08          -0-        182,890        463,480
Paul A. Ross..................         4,000              1.1%       64.6250     05-15-08          -0-        162,569        411,982
Nicholas G. Vlahakis..........         3,500              1.0%       64.6250     05-15-08          -0-        142,248        360,485
Daryl L. Zimmer...............         4,500              1.2%       64.6250     05-15-08          -0-        182,890        463,480

------------

(1) Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to our Common Stock's fair market value on the grant date, which is ten years prior to the expiration date in the above table;
    (c) may be exercised by the delivery of cash and/or shares of our Common Stock; (d) becomes exercisable to the extent of one-third of the grant on each of the first three anniversaries of the grant date and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment; (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability and (iv) for 90 days after termination for any other reason other than for cause; and (f) becomes exercisable in the event of a "change of control" (see the section entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "CHANGE OF CONTROL ARRANGEMENTS" later in this Proxy Statement).

(2) The numbers in this column represent the potential pre-tax amount that would be realized if the named individual exercised the option on its expiration date, assuming that our Common Stock appreciated over the term of the option at the annual appreciation rate indicated at the head of the column. This amount has not been, and may never be, realized. The actual amount, if any, realized by the named individuals upon the sale of the shares issued upon the exercise of the option will depend upon the price at which the shares are sold. In order for the individuals to realize the amounts shown in these columns, the price of a share of our Common Stock at the end of the 10-year option term for each of the option grants shown in the above table would be as follows, assuming the annual appreciation rates shown in the table:

                                                                   PER SHARE PRICE ON OPTION
                                                                  EXPIRATION DATE AT ASSUMED
                                                                   ANNUAL APPRECIATION RATES
   OPTION                                                       -------------------------------
EXPIRATION DATE                                                    0%         5%         10%
--------------------------------------------------------------  ---------  ---------  ---------
01-01-09......................................................  $   82.44  $  134.28  $  213.82
11-19-08......................................................      75.31     122.68     195.34
05-15-08......................................................      64.63     105.27     167.62

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table summarizes for each of the Named Executive Officers the number of shares, if any, they acquired during fiscal year 1999 upon the exercise of stock options, the value realized upon the exercise, and the number of, and the value of, the exercisable and unexercisable stock options each of them held at the end of fiscal year 1999.

                                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                             OPTIONS                  OPTIONS AT FY99
                                         SHARES         VALUE          AT FY99 YEAR-END (#)           YEAR-END ($)(2)
                                      ACQUIRED ON      REALIZED     --------------------------  ---------------------------
                NAME                  EXERCISE (#)      ($)(1)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------  ------------  --------------  -----------  -------------  ------------  -------------
Paul David Miller...................          -0-             -0-          -0-        150,000            -0-           -0-
Richard Schwartz....................      193,300    $  9,217,338       21,700            -0-   $  1,034,819           -0-
Peter A. Bukowick...................          -0-             -0-       32,332         84,668      1,256,311   $   397,439
Scott S. Meyers.....................          -0-             -0-       16,500         12,500        501,281       309,781
Paul A. Ross........................          -0-             -0-        9,499          8,001        345,894       183,200
Nicholas G. Vlahakis................          -0-             -0-        5,230          7,834        171,849       168,668
Daryl L. Zimmer.....................          -0-             -0-       18,351          9,000        887,250       206,813

------------

(1) This value represents the difference between the aggregate market value, on the date of exercise, of the shares acquired, and the aggregate option price of the shares.

(2) The values shown in these columns represent the aggregate amount, if any, by which the market value of our Common Stock on March 31, 1999 ($77.6875) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table summarizes for each of the Named Executive Officers information regarding long-term incentive plan awards, if any, they received during fiscal year 1999.

                                                                                           ESTIMATED FUTURE PAYOUTS
                                                                                                UNDER NON-STOCK
                                                  NUMBER OF                                    PRICE-BASED PLANS
                                                SHARES, UNITS   PERFORMANCE OR OTHER  -----------------------------------
                                               OR OTHER RIGHTS      PERIOD UNTIL       THRESHOLD    TARGET      MAXIMUM
                    NAME                           (#)(1)       MATURATION OR PAYOUT    (#)(2)      (#)(2)      (#)(2)
---------------------------------------------  ---------------  --------------------  -----------  ---------  -----------
Paul David Miller............................           -0-
Richard Schwartz.............................           -0-
Peter A. Bukowick............................         3,500       04/01/98-03/31/01        1,500       2,500       3,500
Scott S. Meyers..............................         2,700       04/01/98-03/31/01        1,300       2,000       2,700
Paul A. Ross.................................         2,700       04/01/98-03/31/01        1,300       2,000       2,700
Nicholas G. Vlahakis.........................         2,000       04/01/98-03/31/01        1,000       1,500       2,000
Daryl L. Zimmer..............................           -0-

------------

(1) The numbers in this column represent the number of performance shares awarded to the named individuals during fiscal year 1999. Performance shares are Common Stock denominated units that are paid in shares of our Common Stock and/or cash at the discretion of the Board's Personnel and Compensation Committee. These payments are made at the end of the applicable performance period if, and to the extent that, predetermined performance objectives are achieved. The performance objectives for the above awards are the achievement of target earnings per share on our Common Stock. No portion of the award is payable for less than threshold performance. A pro-rata portion of the award is payable in the event of a "change of control" during the performance period (see the sections entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "CHANGE OF CONTROL ARRANGEMENTS" later in this Proxy Statement). Awards are forfeited upon death or termination of employment unless the event occurs at or after the end of the performance period.

(2) For Mr. Bukowick, the threshold percentage is 43% of the award, the target percentage is 71% of the award, and the maximum percentage is 100% of the award. For Messrs. Meyers and Ross, the threshold percentage is 48% of the award, the target percentage is 74% of the award, and the maximum percentage is 100% of the award. For Mr. Vlahakis, the threshold percentage is 50% of the award, the target percentage is 75% of the award, and the maximum percentage is 100% of the award.

                                RETIREMENT PLANS

    All executive officers participate in our Pension and Retirement Plan. Their benefits are calculated differently, depending upon whether they ever participated in a predecessor plan. The benefits of Paul David Miller, Scott S. Meyers and Daryl L. Zimmer will be calculated using the formula that applied to participants in the predecessor Retirement Plan. The benefits of Peter A. Bukowick, Paul A. Ross and Nicholas G. Vlahakis will be calculated using the formula that applied to participants in the predecessor Aerospace Pension Plan.

RETIREMENT PLAN

    Prior to April 1, 1992, a participant's accrued benefit under the Retirement Plan was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan in effect at the time of the spin-off of our initial business operations by Honeywell Inc. in September 1990. Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero.

    Each participant's cash balance account is credited monthly with a percentage of recognized compensation, which is generally their compensation subject to federal income tax withholding. The amount of the percentage increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage on the amount by which recognized compensation exceeds the Social Security wage base. The amount of this additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

    Participants whose age plus years of credited service equaled 50 as of March 31, 1992, will, upon retirement, have their benefit calculated under the prior final average earnings formula and the new cash balance formula and will receive the higher accrued benefit. The prior final average earnings formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may retire on or after age 55. Benefits are reduced on an approximately proportionate basis for credited service of less than 30 years. Participants whose age plus years of credited service equal 85 or more may retire on or after age 60 with no reduction in their age 65 benefit, and with a 3/10% reduction in such benefit for each month that retirement precedes age 60.

AEROSPACE PENSION PLAN

    The Aerospace Pension Plan covered employees who joined us in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated, and contains provisions identical to those of the Hercules plan that covered them prior to the acquisition. Retirement benefits under the Aerospace Pension Plan are determined under a final average earnings formula. The formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest five years of credited service, and the participant's primary Social Security benefit. Participants may elect to receive up to 51% of their benefit in a lump sum payment. Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. Employees who participated in the predecessor Hercules plan since on or before December 31, 1984, may retire with a reduced benefit on or after age 50. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLANS

    Retirement benefits payable from qualified defined benefit plans are limited by the Internal Revenue Code. Amounts payable under the Pension and Retirement Plan in excess of those limitations are paid by us under a nonqualified supplemental employee retirement plan, called a SERP. We have a similar SERP that provides retirement benefits under the prior final average earnings formula for former Honeywell employees in connection with deferred incentive compensation that was not considered recognized compensation. We have established a grantor trust under which we have set aside funds to satisfy certain of our obligations under the SERPs. If the funds in the trust are insufficient to pay amounts payable under the SERPs, we will pay the deficiency.

ESTIMATED RETIREMENT BENEFITS

    The following table shows the estimated retirement benefit payable annually as a single life annuity at age 65 to each of the current Named Executive Officers.

                                                                             ESTIMATED ANNUAL
                                                                                RETIREMENT
NAME                                                                              BENEFIT
---------------------------------------------------------------------------  -----------------
Paul David Miller..........................................................     $    52,092
Peter A. Bukowick..........................................................         424,800
Scott S. Meyers............................................................         151,308
Paul A. Ross...............................................................          47,736
Nicholas G. Vlahakis.......................................................         136,260
Daryl L. Zimmer............................................................         152,892

    These estimated retirement benefits assume currently applicable interest rates, and that the individuals remain employed until age 65 at their fiscal year 1999 compensation level, including an annual incentive bonus equal to either their annual incentive bonus for fiscal year 1999, or their average annual incentive bonus for the three fiscal years ended March 31, 1999, whichever is applicable. Richard Schwartz was paid an actual lump sum SERP retirement benefit of $313,810, as required by his employment agreement. This payment was in lieu of any other Pension and Retirement Plan benefit.

                         CHANGE OF CONTROL ARRANGEMENTS

INCOME SECURITY PLAN

    Our Income Security Plan is intended to secure the continued services, dedication and objectivity of management personnel in the event of a potential change of control, so that they are not hindered or distracted by the resulting personal uncertainties and risks. All executive officers participate in the Income Security Plan. The Income Security Plan provides that, in the event of a Qualifying Termination of a participant's employment, the participant will receive:

- monthly payments of the participant's annual base salary and target annual incentive bonus from the date of termination through the later of the first anniversary of the date of termination or the second anniversary (or, in the case of the Chief Executive Officer, the third anniversary) of the change of control, subject to reduction by the amount of any compensation received from another employer,

- welfare benefits during the compensation continuation period, subject to reduction to reflect welfare benefits received from another employer,

- continuation of any applicable executive life insurance benefits during the compensation continuation period,

- reasonable legal fees and expenses incurred to receive benefits if we do not pay benefits under the plan and a court determines that our denial of the benefits was knowingly wrongful,

- reimbursement for outplacement expenses up to 15% of the participant's annual base salary, and

- a gross-up payment necessary to cover any excise taxes payable on benefits received.

    If a participant competes with us during the one-year period following the date of termination, we will stop paying them benefits under the plan. Participants in the Income Security Plan must agree that their future stock awards will not be subject to the change of control provisions of the our 1990 Equity Incentive Plan. They agree instead, that upon a Qualifying Termination, unvested stock awards will vest and become exercisable until the earlier of their normal expiration or the expiration of three years from the date of termination.

    We estimate, based upon information that we can quantify, that if a change of control had occurred on the date of this Proxy Statement, and

- if the employment of any of the current Named Executive Officers had been terminated on the date of the change of control, they would receive, subject to the reductions noted above, total compensation continuation payments in the following amounts over a two-year (or, in the case of Admiral Miller, three-year) period: Paul David Miller, $3,000,000; Peter A. Bukowick, $1,300,016; Scott S. Meyers, $760,008; Paul A. Ross, $659,984; Nicholas G.
  Vlahakis, $580,008; and Daryl L. Zimmer, $510,024; and

- if, instead, their employment were terminated more than one year (or, in the case of Admiral Miller, two years), but less than two years (or, in the case of Admiral Miller, three years), after the date of the change of control, they would receive total compensation continuation payments equal to one half (or, in the case of Admiral Miller, one third) of the above amounts.

    Because the Income Security Plan provides for some benefits that we can't calculate at this time (such as welfare benefits), the amounts actually paid would be larger than the above estimates. These estimates also do not include any additional amounts that would be paid to cover the excise taxes referred to above. These excise tax gross-up payments would likely be significant.

    Participants in the Income Security Plan are also entitled to receive termination benefits under any other arrangement that covers them. However, they may not receive the same type of payment or welfare benefit under more than one plan or arrangement.

    We have established a grantor trust under which we will set aside funds to satisfy our obligations under the Income Security Plan in the event of a change of control, or earlier at the discretion of your Board of Directors.

EXECUTIVE COMPENSATION PLAN PROVISIONS

    Our Management Compensation Plan, under which annual incentive compensation is paid to executive officers provides for an accelerated incentive payment in the event of a change of control during a performance period. The payment would be pro-rata, based upon the elapsed portion of the performance period, assuming performance that would result in payment of the target incentive fund.

    Under the terms of our 1990 Equity Incentive Plan, upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted stock become fully vested, and a pro-rata portion of performance share awards becomes payable. As noted above, these provisions do not apply to participants in our Income Security Plan.

    Non-vested benefits under our 401(k) plans become fully vested immediately upon a change of control. Non-vested benefits of participants in our Pension and Retirement Plan who have their benefits calculated using the Retirement Plan formula will become fully vested immediately upon a change of control.

DEFINITIONS

    For purposes of stock grants under our 1990 Equity Incentive Plan prior to August 4, 1998, and the other executive compensation plans referred to above, "change of control" means, subject to some exceptions:

- an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under our 1990 Equity Incentive Plan on or after May 25, 1994) or more of either our Common Stock or the combined voting power of our then outstanding voting securities,

- designated changes of more than 50% in the membership of the Board, or

- stockholder approval of:

    - a merger, reorganization or consolidation which results in the ownership by our stockholders of 50% (60% in the case of grants under our 1990 Equity Incentive Plan before May 25, 1994) or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction,

    - a dissolution or liquidation of the Company, or

    - a disposition of all or substantially all of our assets.

    Beneficial ownership excludes any shares acquired directly from us under a written agreement with us.

    For purposes of stock grants under our 1990 Equity Incentive Plan on or after August 4, 1998, and our Income Security Plan, the following terms have the following definitions:

- "change of control" means:

    - the acquisition of more than 50% of our outstanding voting securities,

    - a reorganization, merger or consolidation, or the sale of our assets, that results in our stockholders owning 50% or less of the shares of the surviving company, or

    - any other circumstances that the Board determines to be a change of control.

- "cause" means:

    - conviction of a felony, or, in certain circumstances, being charged with a felony, or

    - a determination by the Board that a participant has defrauded us or, in certain circumstances, committed a material breach of the participant's duties and responsibilities as one of one officers or employees.

- "Qualifying Termination" means:

    - termination of employment within two years after a change of control:

       - by us for any reason other than cause or on account of disability, or

       - by the employee upon (1) any reduction in base salary, incentive bonus target, or the employee's level of welfare benefits and/or (2) change of the employee's work location by 75 or more miles, without the employee's consent, or

    - termination of employment within one year of a Change Event if:

       - at the request of a third party to negotiations or an agreement with regard to a subsequent change of control, or

       - otherwise in connection with, or in anticipation of, that change of control.

- "Change Event" means:

    - designated acquisitions of more than 15% of our voting securities,

    - announcement of a third party's intent to acquire us through a tender offer, exchange offer or other unsolicited proposal, or

    - designated changes in the majority of the Board.

               OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS

    The initial stock option and restricted stock awards under our 1990 Equity Incentive Plan required the employee who received the award to agree to enter into an Employment Restrictions Agreement. This agreement obligates the employee not to divulge confidential and proprietary business information to third parties and not to work for a competitor or solicit other employees to leave our employ for a period of two years following the employee's termination of employment. Daryl L. Zimmer is a party to such an agreement.

    We currently have indemnification agreements with our executive officers providing indemnification relating to their service as officers. This indemnification is identical to that described earlier in this Proxy Statement in the section entitled "Indemnification Agreements" under the heading "COMPENSATION OF DIRECTORS."

    Richard Schwartz retired as the Company's Chief Executive Officer on September 1, 1998. He subsequently resigned as a director and Chairman of the Board on January 1, 1999. We have a consulting agreement with Mr. Schwartz that will pay him $250,000 per year for each of the four years beginning September 1, 1998. These payments are due whether or not Mr. Schwartz is called upon to provide consulting services. The first of these annual payments was made on November 23, 1998. Future annual amounts will be paid in quarterly installments, beginning September 1, 1999. In order to continue receiving these payments, Mr. Schwartz must not compete with us. If he dies during the term of these payments, the remaining payments will be made to his spouse, if she survives him, or to his estate if she doesn't. The consulting agreement also required us to pay Mr. Schwartz a pro rata annual incentive bonus for fiscal year 1999. This incentive payment and the first annual consulting agreement payment are included in the Summary Compensation Table included earlier in this Proxy Statement. The consulting agreement includes a release by Mr. Schwartz of any claims he may have against the Company.

    Our employment arrangement with Paul David Miller provides for a minimum base salary of $600,000 per year, a minimum target incentive of $400,000 per year (to be prorated for fiscal year 1999), Flexible Perquisite Account Program reimbursement up to $15,000 per year, financial counseling reimbursement up to $15,000 during his first year of employment and $10,000 during subsequent years, and term life insurance of $1,500,000.

    Our employment arrangement with Scott S. Meyers provides for a minimum base salary of $240,000 per year, a minimum target annual incentive of $105,000, Flexible Perquisite Account Program reimbursement up to $12,000 per year, financial counseling reimbursement up to $6,500 per year, and term life insurance of $500,000.

                                 PROPOSAL NO. 2
                                RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

    Your Board of Directors has selected Deloitte & Touche LLP as independent accountants to audit our consolidated books and accounts for the fiscal year ending March 31, 2000. This selection, which was made upon the recommendation of the Board's Audit Committee, is subject to ratification by the stockholders. Deloitte & Touche LLP were the independent accountants for the portion of our business that was owned by Honeywell Inc. prior to the spin-off, and have been our independent accountants since the spin-off. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 2).

                                 PROPOSAL NO. 3
                              STOCKHOLDER PROPOSAL

    Eight stockholders, who claim to be the beneficial owners of a total of 405 shares of our Common Stock, have each submitted the following proposal for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of Common Stock claimed to be owned by each of them are set forth on Appendix A to this Proxy Statement.

                                    PROPOSAL

    WHEREAS the U.S. exports weapons and related military services through foreign military sales (government-to-government), direct commercial sales of weapons (U.S. companies to foreign buyers), leases of equipment, transfers of excess defense articles, and emergency drawdowns of weaponry. In FY 1997 the U.S. negotiated $8.4 billion sales of military products and services through government-to-government contracts, and the State Department approved $11 billion worth of export licenses for direct commercial sales.

    Several recent times that the U.S. sent troops into combat in significant numbers (e.g., Panama and Somalia), they faced adversaries that had previously received U.S. weapons or military technology.

    In FY 1997 Alliant ranked 30(th) among Department of Defense contractors with awards of more than $378 million.

    Alliant reported export sales from the U.S. to unaffiliated customers were "$33.2 million, $58.0 million and $58.5 million, for fiscal years 1998, 1997 and 1996, respectively." Alliant also reported U.S. Government sales, including sales to U.S. Government prime contractors, for FY 1998 were $879.1 million. During FY 1998, approximately 82 percent of sales were derived from contracts with the U.S. Government or U.S. Government prime contractors. Approximately 50% of FY 1998 net sales were derived from prime contractor activities; approximately 50% from subcontractor activities. Approximately 43% of such sales were derived from business with the U.S. Army, 20% from the U.S. Air Force, 11% from the U.S. Navy, and 26% from other government, commercial or international sources. (form 10-K)

    Alliant offers a great variety of products, components and services. Among them are: medium-and large-caliber ammunition, munitions propellants, tactical missile propulsion systems, warheads for Maverick and AMRAAM missile systems, composite structures for weapons systems, infrared decoy flares and commercial gun powder; solid rocket propulsion systems for space and strategic applications (including the Trident II Fleet Ballistic Missile solid propulsion system) and composite structures for military and commercial aircraft and spacecraft; tactical weapons systems, air-delivered munitions, battlefield management systems, unmanned aerial vehicles, antitank and demolition systems, fuzes, electronic warfare and test equipment systems, and shoulder-fired weapons systems.

    RESOLVED: Shareholders request that the Board of Directors provide a comprehensive report on Alliant Techsystems' foreign sales of weapons-related products and services, including offset agreements. The report, prepared at reasonable cost, and omitting proprietary and classified information, should be available to shareholders six months after the annual meeting.

                              SUPPORTING STATEMENT

    We believe with the American Red Cross that "the greater the availability of arms, the greater the violations of human rights and international humanitarian law."

    Therefore, it is reasonable that the report include:

    1.  Processes used to determine and promote foreign sales;

    2. Procedures used to negotiate foreign arms sales, government-to-government and direct commercial sales, and to determine the percentage of sales for each category;

    3. Categories of military equipment or components exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

    4.  Analysis of legislation establishing a code for U.S. arms transfers.

                          BOARD OF DIRECTORS STATEMENT
                   IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE STOCKHOLDER PROPOSAL (PROPOSAL NO. 3).

    Our business includes the development and production of products under contracts with the U.S. Department of Defense. These products are deemed appropriate and necessary for the defense and national security of the United States by the Department of Defense and the U.S. Congress, which authorizes the funds for the acquisition of these products. Products cannot be sold to allies of the United States without the approval of the U.S. government, which requires that we secure an export license prior to the sale. As a result, sale of these products to nations deemed hostile or belligerent by the U.S. government is not permitted. We support these stringent controls on international sales and comply with them.

    The above stockholder proposal requests that your Board of Directors provide a comprehensive report on our foreign sales of weapons-related products and services. However, it is apparent from the proposal itself--which contains detailed data about our foreign sales and products--that we already provide extensive information in this regard. We believe that it is not in our best interest, or in your best interest as stockholders, to provide additional detail about our processes, negotiating procedures, and marketing efforts that might benefit our competitors.

    Reasonable people may disagree about the advisability of selling specific products to specific foreign countries. However, we believe that our Proxy Statement and Annual Meeting are not proper forums for this debate. Views on this issue are better addressed to the U.S. government, which has determined as a matter of foreign policy that it is in the best interest of the United States to support friendly and allied nations by selling approved military products to those nations.

                             ADDITIONAL INFORMATION
                          FUTURE STOCKHOLDER PROPOSALS

    We currently expect to hold our 2000 annual meeting on August 1, 2000. Our By-Laws contain specific requirements that must be complied with by stockholders who wish to present proposals or nominate a candidate for election as a director at an annual meeting of stockholders. We call these requirements "advance notice provisions." Some of these requirements are summarized below. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

STOCKHOLDER PROPOSALS INTENDED TO BE INCLUDED IN OUR PROXY STATEMENT; VOTING ON
  PROXY STATEMENT PROPOSALS

    If you would like to submit a proposal for us to include in the proxy statement for our 2000 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by March 2, 2000. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

OTHER STOCKHOLDER PROPOSALS; DISCRETIONARY VOTING ON OTHER STOCKHOLDER PROPOSALS

    If you would like to present a proposal at our 2000 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than April 1, 2000, and no later than May 1, 2000. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2000 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

STOCKHOLDER DIRECTOR NOMINATIONS

    If you would like to nominate a person for election as a director at our 2000 annual meeting, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than April 1, 2000, and no later than May 1, 2000.

GENERAL INFORMATION

    If the presiding officer at the 2000 annual meeting determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-Laws, the proposal or nomination will be ruled out of order and not acted upon.

    The above information is only a summary of some of the requirements of the advance notice provisions of our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Our directors and executive officers, and any person who owns more than ten percent of our Common Stock, must file reports with the Securities and Exchange Commission indicating the number of shares of our Common Stock (and derivative securities) they beneficially owned when they became directors, executive officers or ten percent stockholders. They must file similar reports indicating any changes in their beneficial ownership of these securities. Copies of these reports must also be provided to us. Based upon our review of these reports and written representations from the persons required to file them, we believe that all required reports were filed during fiscal year 1999.

                           ANNUAL REPORT ON FORM 10-K

    YOU MAY RECEIVE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 1999 BY WRITING TO: INVESTOR RELATIONS, MN11-2015, ALLIANT TECHSYSTEMS INC., 600 SECOND STREET N.E., HOPKINS, MN 55343-8384.

                                          By Order of the Board of Directors,

                                          /s/ Charles H. Gauck

                                          Charles H. Gauck, SECRETARY

June 30, 1999

                                   APPENDIX A
                      PROPONENTS OF STOCKHOLDER RESOLUTION

NAME AND ADDRESS OF PROPONENT                                                                                 SHARES
----------------------------------------------------------------------------------------------------------  -----------
Academy of Our Lady of Lourdes ...........................................................................          35
(a/k/a/ Sisters of the Third Order Regular of Saint Francis)
Box 4900
Assisi Heights
Rochester, MN 55903

Catholic Foreign Mission Society of America, Inc. ........................................................          30
(a/k/a/ Maryknoll Fathers and Brothers)
P.O. Box 305
Maryknoll, NY 10545-0305

Franciscan Sisters of Little Falls, Minnesota ............................................................          28
116 Eighth Avenue Southeast
Little Falls, MN 56345-3597

Franciscan Sisters of Perpetual Adoration ................................................................          20
912 Market Street
La Crosse, WI 54601-8800

Province of St. Joseph of the Capuchin Order .............................................................         100
1015 North Ninth Street
Milwaukee, WI 53233

School Sisters of Notre Dame, Baltimore Province .........................................................         100
6401 North Charles Street
Baltimore, MD 21212-1099

School Sisters of Notre Dame Cooperative Investment Fund .................................................          52
336 East Ripa Ave.
St. Louis, MO 63125

School Sisters of Notre Dame, St. Louis ..................................................................          40
                                                                                                                   ---
320 East Ripa Avenue
St. Louis, MO 63125-2897

TOTAL OWNERSHIP ..........................................................................................         405

                          (Cut off along dotted line)

--------------------------------------------------------------------------------

                            ADMISSION TICKET REQUEST

                            ALLIANT TECHSYSTEMS INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                    2:00 P.M., CENTRAL TIME, AUGUST 3, 1999
                             600 SECOND STREET N.E.
                   HOPKINS (SUBURBAN MINNEAPOLIS), MINNESOTA

If you plan to attend the 1999 Annual Meeting, you may request an admission ticket for yourself and members of your immediate family by:

- completing and returning this form, or

- if you are a stockholder of record who votes by telephone, indicating your intention to attend the meeting when prompted to do so.

Admission tickets will be mailed in response to requests received by July 27, 1999. All other admission tickets may be picked up at the Annual Meeting.
Your Name (Please Print): ______________________________________________________
Address: _______________________________________________________________________
                                        (Street)
       _________________________________________________________________________
                                 (City, State, Zip Code)

Additional admission tickets requested for the following immediate family members:
________________________________________________________________________________

YOU MAY RETURN THIS FORM WITH YOUR PROXY
CARD IN THE ENVELOPE PROVIDED; BUT IT IS
RECOMMENDED (PARTICULARLY IF YOUR SHARES
ARE HELD BY YOUR BROKER IN "STREET NAME")
THAT YOU MAIL IT DIRECTLY TO:

    ALLIANT TECHSYSTEMS INC.
    MN11-2214
    600 SECOND STREET N.E.
    HOPKINS, MN 55343-8384
                                              __________________________________
                                                 (Signature of Stockholder)

         [LOGO]

                                               Alliant Techsystems Inc.
                                               600 Second Street N.E.
                                               Hopkins, MN 55343-8384

Date:      June 30, 1999

Subject:   VOTING INSTRUCTIONS TO THE TRUSTEE OF THE ALLIANT TECHSYSTEMS INC.
           401(k) PLANS

To:        Participants in the Plans

    As a participant in one of the above Plans, you are entitled to vote shares of Company Common Stock allocated to your Plan account(s). In order for you to vote these shares at the 1999 annual meeting of stockholders of the Company, you must give your voting instructions to Fidelity Management Trust Company, the Trustee under the Plans.

    Enclosed for your consideration and use in this regard are the following items:

    1. The Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 1999 annual meeting.

    2. A proxy card (bearing a blue stripe) upon which you may record your confidential voting instructions to the Trustee for your Plan shares of Company Common Stock. IF YOU DO NOT VOTE YOUR PLAN SHARES BY JULY 27, 1999, YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME MANNER AND PROPORTION AS IT VOTES SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS FROM OTHER PARTICIPANTS IN THE PLANS.

    3. A self-addressed, postage-paid envelope for your use in returning the enclosed proxy card to the Company's transfer agent, which is tabulating the voting instructions for the Trustee. (You may also vote by telephone as explained on the proxy card and in the Proxy Statement.)

    NOTE: YOUR PLAN SHARES CANNOT BE VOTED AT THE ANNUAL MEETING. IF YOU WISH TO VOTE YOUR PLAN SHARES, YOU MUST DO SO BY JULY 27, 1999. The enclosed proxy card is in addition to any proxy card you may receive for other Company Common Stock you may own.

--------------------------------------------------------------------------------
                               IMPORTANT REMINDER
  YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY
  REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST
  FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU VOTE BY TELEPHONE, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN
  PROMPTED TO DO SO.
--------------------------------------------------------------------------------

PROXY                                                                    [LOGO]

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Paul David Miller and Peter A. Bukowick as proxies, each with the power to act alone and to appoint a substitute, and authorizes them to represent and vote, as specified on the other side of this proxy, all shares of Common Stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 3, 1999 at the headquarters of the Company at 600 Second Street N.E., Hopkins (suburban Minneapolis), Minnesota, and all adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND AGAINST PROPOSAL 3. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE SUCH SHARES UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMPANY.

              (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE,
       WHICH ALSO INCLUDES INSTRUCTIONS ON HOW TO VOTE BY TELEPHONE.)

-------------------------------------------------------------------------------
                          FOLD AND DETACH HERE

                                    [LOGO]

IMPORTANT NOTICE:            ADMISSION TO THE ANNUAL MEETING WILL BE BY TICKET
                             ONLY. IN ORDER TO SECURE AN ADMISSION TICKET,
                             PLEASE COMPLETE AND RETURN THE ADMISSION TICKET
                             REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF
                             THE PROXY STATEMENT OR, IF YOU ARE A STOCKHOLDER
                             OF RECORD WHO VOTES BY TELEPHONE, INDICATE YOUR
                             INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO
                             DO SO.

CORPORATE HEADQUARTERS AND   600 Second Street N.E.
ANNUAL MEETING SITE:         Hopkins, MN 55343-8384
                             (telephone: 612-931-6000; web site: www.ATK.com)

STOCKHOLDER INQUIRIES:       Send inquiries concerning transfer of shares,
                             lost certificates or address changes to the Company's Transfer agent/registrar, ChaseMellon
                             Shareholder Services, 450 West 33rd Street, New
                             York, NY 10001-2697 (telephone toll free:
                             1-800-851-9677; web site: www.chasemellon.com)

INVESTOR RELATIONS:          Inquiries from stockholders, securities analysts
                             and others in the professional investment community should be directed to Richard N.
                             Jowett, Vice President - Investor Relations and
                             Public Affairs, Alliant Techsystems Inc., 600
                             Second Street N.E., Hopkins, MN 55343-8384
                             (telephone: 612-931-6080; e-mail:
                             richard_jowett@ATK.com)

                                                             PLEASE MARK
                                                             YOUR VOTES AS
                                                             INDICATED IN  /X/
                                                             THIS EXAMPLE

-------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
-------------------------------------------------------------------------------

PROPOSAL 1. ELECTION OF DIRECTORS

 FOR all         AUTHORITY
Nominees         WITHHELD
  except         as to all
as noted         Nominees

  / /              / /

NOMINEES: (01) Peter A. Bukowick, (02) Gilbert F. Decker, (03) Thomas L. Gossage, (04) Joel M. Greenblatt, (05) Jonathan G. Guss, (06) David E. Jeremiah, (07) Gaynor N. Kelley, (08) Joseph F. Mazzella, (09) Paul David Miller, (10) Daniel L. Nir, and (11) Michael T. Smith

(To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

------------------------------------------------------------------------------

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS

   FOR       AGAINST      ABSTAIN

  / /          / /          / /

-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
-------------------------------------------------------------------------------
PROPOSAL 3. APPROVAL OF STOCKHOLDER PROPOSAL.


   FOR       AGAINST      ABSTAIN

  / /          / /          / /
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SIGN, DATE AND MAIL THIS PROXY
TODAY.

You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations.

Dated:                                                                 ,  1999
      -----------------------------------------------------------------

Signature:
           -------------------------------------------------------------------

-------------------------------------------------------------------------------
Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign as full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


-------------------------------------------------------------------------------
                          FOLD AND DETACH HERE

                   YOU ARE ENCOURAGED TO VOTE BY TELEPHONE.
             YOUR TELEPHONE VOTE WILL AUTHORIZE THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU HAD
                 MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

- If you have a touch-tone telephone, call 1-800-840-1208. This is a TOLL-FREE call, for which you will not be charged. You may call 24 hours a day through August 2, 1999.

- You will be asked to enter the Control Number located in the box at the lower right hand corner of this form. You will have two voting options, which are described below.

- After you have voted, you will also be asked if you plan to attend the annual meeting, which will be held at the Company's headquarters in Hopkins, Minnesota.

- After you have completed the voting option you select, you will be asked to confirm your vote, and after you have indicated whether you plan to attend the meeting, your call will end.

-------------------------------------------------------------------------------
VOTING OPTION #1: If you wish to vote as the Board of Directors recommends on ALL proposals, you will be instructed to press 1.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
VOTING OPTION #2: If you wish to vote on each proposal separately, you will be instructed to press 0, and then instructed on how to vote on each proposal, as explained below.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Proposal 1:  Election of Directors: To vote FOR all nominees, press 1; to
             WITHHOLD authority to vote for all nominees, press 9; to
             WITHHOLD authority to vote for any individual nominee, press 0.
             If you press 0, you must enter the two digit number that appears at the top of this form in front of the name of each nominee for whom you do not wish to vote, and then press 0 again after you have completed voting on the election of directors.
-------------------------------------------------------------------------------
Proposals 2  These proposals are identified at the top of this form. To vote
and 3:       FOR a proposal, press 1; to vote AGAINST a proposal, press 9;
             and to ABSTAIN from voting on a proposal, press 0.
-------------------------------------------------------------------------------

IF YOU VOTE BY TELEPHONE, THERE IS NO NEED
   TO RETURN YOUR PROXY CARD BY MAIL.